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                                                                   EXHIBIT 10(p)


                  METATEC CORPORATION OPEN BOOK MANAGEMENT PLAN



WHAT IS OPEN BOOK                     Open Book Management is a way of
MANAGEMENT?                           operating and growing a business that
                                      involves a company's associates in its
                                      financial operations; allowing them to
                                      think, feel, and act like owners.
                                      Important numbers from the company's
                                      operations including the annual plan,
                                      income statement and balance sheet are
                                      shared, allowing associates to understand and affect business performance. In addition, through a Performance Sharing system, associates have a stake in the outcome of the business. With Open Book
                                      Management, people are expected to have
                                      greater influence over the future
                                      performance of their company and
                                      therefore their own career opportunities.


Open Book Management                  Open Book Management at Metatec is
At Metatec                            designed to make the numbers of Metatec
                                      our business understandable, give
                                      everyone a stake in the results and
                                      essentially make every associate a member of a high performance team; a team that delivers "great performance." It is our intent that associates see themselves as partners in the business and teammates with all other associates. As teammates and partners in Metatec, expected to help run the business as part of their daily responsibilities, everyone needs to understand what the business is all about. In order to understand and help influence profitable business growth, associates receive the company's financial information so that they can evaluate, understand and act on it.
                                      Regular team meetings take place all
                                      across the company to communicate this
                                      information and to solicit feedback. The meetings follow a monthly "Scorecard
                                      Meeting" where people with operational
                                      responsibilities update revenue and
                                      expense forecasts. This allows income and expense adjustments to be made quickly, thereby keeping the business on track and identifying opportunities for improving performance.



Performance Sharing                    An important part of Open Book Management
                                       is providing teammates with a stake in
                                       the outcome. At Metatec, this program is called "Performance Sharing." The program financially rewards Metatec associates for helping achieve the company's financial goals. It emphasizes achievement of an annual financial plan for the company ("The Fixed Plan") and provides a financial reward for meeting operating goals. The Performance Sharing program is based upon points assigned to associates on an annual basis. The value of points is directly related to the financial performance of the company relative to


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                                       the annual plan and is frequently updated
                                       and communicated to all associates.

                                       Each Scorecard Meeting includes a
                                       projection for the value of a Performance
                                       Sharing point for the current quarter.
                                       All eligible associates are assigned a
                                       number of points and can calculate the
                                       amount of Performance Sharing that they
                                       can receive for that quarter. After the
                                       end of the quarter, payments are made
                                       equal to the number of points held times the value per point for the quarter. A maximum percentage of the Performance Sharing is paid out in any given quarter equal to the percentage of the annual plan earnings expected to that date. If results fall short of plan in any quarter, but results for the year meet or exceed plan, the entire amount of the Performance Sharing may be earned.

                                       Associates are eligible to participate in the Performance Sharing system starting with the first full quarter following the end of their initial six months of employment. An associate must be with the company for the entire quarter to receive a Performance Sharing payment for that quarter. Performance Sharing points are assigned based upon classification of the job held by the associate.

Terminology                            Open Book Management uses certain words
                                       and phrases to describe various program
                                       elements. Here are just a few:

                                       The Scorecard - A breakdown of the
                                       revenue and expense forecast for the
                                       current and next two months, updated on a monthly basis. The Scorecard also determines the value of points for the Performance Sharing program.

                                       The Scorecard Meeting - A monthly meeting held to update revenue and expense forecasts for the current month and next two months, explain significant variances, review previous month's performance, share success stories, and discuss upcoming events.

                                       Team Scorecard Meeting - A monthly
                                       meeting held at the department or work
                                       unit level to review the Scorecard and
                                       discuss departmental and company issues.

                                       Scorecard Line Item Owners - The global
                                       team that meets monthly to update the
                                       Scorecard and discuss current business
                                       issues. Each member of the team is
                                       responsible for forecasting a particular section of the company's revenues or expenses.

                                       Performance Sharing - A program to give
                                       teammates a stake in the outcome of the
                                       business.


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                                       Critical Numbers - The numbers that
                                       determine a company's success. When they move in the right direction, a company is on the right track toward achieving its objectives. Metatec's critical number in 1999 is operating profit before performance sharing expense.

                                       The Annual Plan - A plan developed and
                                       finalized each year by the executive
                                       management team of the company. The
                                       overall consideration in the formulation of the plan is the performance necessary to assure adequate access to growth capital, to earn and maintain equity market confidence, to assure adequate and steady stock price growth and to generate capital for growth and diversification.

                                       The Guidelines - Refers to the Official
                                       Guidelines for Tracking Company Stock and
                                       Handling "Insider" Information. The
                                       Guidelines include details of the policy which govern current and former associates regarding buying, selling or trading company securities and the non-disclosure of material information.

                                       Certification - A letter signed by
                                       associates who wish to participate in the Performance Sharing program saying they understand and agree to comply with the guidelines.

                                       Compliance - A compliance letter signed
                                       by associates who wish to participate in the Performance Sharing program saying they have complied with and will continue to comply with the guidelines.

                                       Material Information - Any information
                                       that an investor would consider important in a decision to buy, hold, or sell stock. Examples of such information would include projections of future earnings, news of a major pending transaction, gain or loss of a customer and development of a major new product or service.

                                       Public Information - Material information about a company made public through a widely disseminated public announcement.

Scorecard Terminology                  Revenue - Sales dollars generated by
                                       billing clients for jobs shipped during
                                       that month.

                                       COPS - Stands for the Cost of Product
                                       Sold, which is all the costs directly
                                       incurred in order to produce, package and ship the jobs.

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                                       COPS is divided into two categories: 1)
                                       Cost Centers, and 2) Unallocated COPS.

                                       Cost Centers - The expenses generated by individual departments as they produce products (i.e. Wages, benefits, maintenance, etc.).

                                       Unallocated COPS - Includes general
                                       expenses associated with making a
                                       product, such as polycarbonate, ink
                                       royalties and freight.

                                       Gross Profit - Revenue minus COPS.

                                       SG&A - Stands for Sales, General and
                                       Administrative expenses. These include
                                       indirect expenses incurred by the
                                       organization in making the product.

                                       SG&A is divided into two categories: 1)
                                       Direct SG&A, and 2) Corporate SG&A.

                                       Direct SG&A - Includes expenses incurred specifically because we sell the product (i.e. sales, product management, customer support).

                                       Corporate SG&A - Includes all other
                                       departments that support the organization
                                       (i.e. OD, IS, Accounting).

                                       Operating Profit - Gross Profit minus
                                       Total SG&A.

                                       Other Income & Expenses - Includes
                                       additions and subtractions of items not
                                       directly associated with operations (i.e.
                                       interest expense, income from rent,
                                       etc.).

                                       Operating Profit Before Performance
                                       Sharing - The profit before we pay
                                       Performance Sharing. THIS IS THE KEY
                                       NUMBER.

Performance Sharing                    What it is
Program Description
                                       An essential part of the company's Open
                                       Book Management system is giving
                                       associates a stake in the outcome. In
                                       1999, the rewards of the company's
                                       success will be shared with all
                                       associates through a program called
                                       Performance Sharing.


                                       How it works

                                       Each eligible associate is assigned
                                       points. Supervisors will communicate to
                                       associates what the points are for their job group.


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                                       Each quarter the company will distribute
                                       Performance Sharing to all eligible
                                       associates. The dollar amount of the
                                       Performance Sharing is based upon the
                                       number of points an associate has been
                                       assigned multiplied by the dollar value
                                       of a Performance Sharing point for that
                                       quarter.


                                       How points were assigned

                                       All jobs at Metatec were classified into one of six groups. Performance Sharing points were then assigned to each job group. When assigning points to jobs, the senior team took into account the extent to which a job affects revenue, assets, and people, and otherwise impacts the organization.


                                       Eligibility

                                       Associates are eligible for Performance
                                       Sharing points The First Full Quarter
                                       After they have completed an initial
                                       6-month waiting period.


                                       Hire Month                        Eligible for Points

                                       Before July 1998                    1st Quarter 1999
                                       July, August, September 1998        2nd Quarter 1999
                                       October, November, December 1998    3rd Quarter 1999
                                       January, February, March 1999       4th Quarter 1999

                                       Associates must also sign the Open Book
                                       Management Certification letter in order to be eligible for Performance Sharing.


                                       Part-time associates

                                       Part-time associates are eligible for the program on the same schedule as full-time associates and will receive half of the Performance Sharing points for full-time associates in the same job group.


                                       Re-hires

                                       If associates leave the company and then rejoin at a later time, any full calendar quarters that they worked prior to leaving will count toward the initial six-month waiting period. Once rehired, they are eligible for Performance Sharing the next full calendar quarter after their rehire date (assuming they have met the six-month requirement).


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                                       The effect of job changes

                                       When associates move into a position that has more points assigned to it than their previous position, they will be eligible for the additional points in the first full quarter they are in the new position.


                                       Performance Sharing distribution

                                       Performance Sharing will be distributed
                                       the month following each quarter. Time is needed to complete the financials for the quarter and to calculate the actual value of Performance Sharing points.

                                       Performance Sharing will be distributed
                                       each quarter up to the amount projected
                                       for that quarter and any excess will be
                                       carried over into the next quarter. If
                                       the profit goal is not reached for that
                                       quarter, it can be made up in later
                                       quarters. Any excess for the year will be distributed after the end of the year with the 4th quarter Performance Sharing.


                                       Calculating Performance Sharing amounts

                                       The profit projected for each quarter in the company's 1999 Annual Plan varies based on the timing of our customers' work and when we invest in our business. The monthly Scorecard shows the projected Performance Sharing for each quarter.

                                       The goal for the company this year is to make $12.2 million in operating profit before Performance Sharing expense. If the company reaches this goal, the value of a Performance Sharing point for the year is designed to total $10. To calculate what an associate's Performance Sharing before deductions will be for the year if the company meets its plan, multiply the number of points by $10.


                                       Associate termination

                                       Eligible associates will receive
                                       Performance Sharing if they are on the
                                       company's payroll through the end of the quarter. In order to receive any excess for the year, they need to be on payroll through the end of 1999.

                                       Exceeding or not meeting profit plans

                                       If the company has an operating profit
                                       before Performance Sharing expense
                                       greater than $12.2 million, a portion of the


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                                       profits in excess of that amount will be
                                       placed into the Performance Sharing pool for distribution after the end of the year. The dollar value of Performance Sharing points would increase accordingly, and Performance Sharing would be distributed to associates based on the number of points they are assigned.

                                       If the company does not meet its plan,
                                       there is a formula that calculates a
                                       straight percentage of distribution from
                                       99% down to 50%, at which point it drops more rapidly. For example, if the company reaches 80% of its profit goal for the year, then Performance Sharing points would be worth approximately $8 each for the year.



Guidelines and Policy for              The Open Book Management program at
Trading Company Stock and              Metatec allows everyone to act
Handling Confidential                  like company owners and have a financial
Information                            stake in the outcome. This happens, in
                                       part, by the company sharing confidential financial and non-financial information with associates. Knowing the information makes associates "insiders," a term used by the Securities and Exchange
                                       Commission, which means associates know
                                       information that could be financially
                                       beneficial to them, their family, friends and acquaintances when involving the buying or selling of Metatec securities
                                       (in our case, Metatec common stock).

                                       Being an insider gives associates a stake in the outcome, but also carries responsibilities. These guidelines will help clarify key issues and procedures.

Important Things to Remember           There are three important things to
                                       remember:

                                       1.   The information the company shares
                                            with associates is confidential -
                                            "for your eyes only."

                                       2.   There are times when associates can
                                            buy and sell Metatec stock, and
                                            times when they can't.

                                       3.   Failure to comply with these
                                            guidelines can have serious
                                            consequences for associates and for
                                            Metatec, including possible civil
                                            and criminal penalties.

The Policy                             Here is Metatec's Policy:

                                       1.   Associates are not permitted to
                                            disclose confidential information
                                            about Metatec to anyone outside the
                                            company.

                                       2.   Neither associates, their families,
                                            nor members of their households are
                                            permitted to buy or sell Metatec
                                            stock or other company securities
                                            when in possession of material
                                            non-public information about the
                                            company. Material


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                                            information means information that
                                            an investor would consider important
                                            in a decision to buy, hold or sell
                                            stock or other securities. Examples
                                            include projections of future
                                            earnings, news of a major pending
                                            transaction, gain or loss of a
                                            customer and development of a major
                                            new product or service. This
                                            includes bad news as well as good
                                            news. Typically, company information
                                            will be considered "public"
                                            beginning on the third business day
                                            after it has been announced publicly
                                            by the company.

                                       3.   The same rules regarding stock
                                            trading and non-disclosure apply to
                                            information about any other company,
                                            such as Metatec's customers or
                                            suppliers, which is obtained in the
                                            course of employment by the company.

Before Buying or Selling Metatec       The company provides associates with help
Stock, Contact the Compliance          in staying in compliance with the above
Officer                                policy.

                                       1.   To avoid accidental violation of the
                                            Policy, all transactions in
                                            Metatec's stock must be pre-cleared.

                                       2.   Contact Mary McDonald, Compliance
                                            Officer (ext. 3727 in Dublin), at
                                            least 10 days before buying or
                                            selling Metatec stock.

                                       3.   As a general rule, STOCK
                                            TRANSACTIONS WILL BE CLEARED ONLY
                                            ONCE EACH CALENDAR QUARTER DURING A
                                            21-DAY PERIOD BEGINNING THE THIRD
                                            BUSINESS DAY FOLLOWING THE
                                            ANNOUNCEMENT OF METATEC'S QUARTERLY
                                            OR ANNUAL EARNINGS, but each
                                            transaction must be pre-cleared even
                                            if it is within that 21-day period.

                                       4.   This requirement does not apply to
                                            exercises of stock options, but it
                                            does apply to sales of option stock,
                                            including sales occurring at the
                                            same time as the exercise of an
                                            option.

                                       5.   Changes to associates' participation
                                            in the Metatec Associate Stock
                                            Purchase Program are subject to the
                                            same pre-clearance requirement.

                                       6.   For associates' and the company's
                                            protection, Metatec requires
                                            associates to certify understanding
                                            of and compliance with these
                                            guidelines on a periodic basis. If
                                            you have any questions about these
                                            guidelines, please contact the
                                            Compliance Officer.

                                      These guidelines are effective January 22, 1999. Metatec may supplement or modify these guidelines as circumstances require.